UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2026

_______________________________

Axe Compute Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGPU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President of the Company

On April 1, 2026, the Board of Directors of Axe Compute Inc. (the "Company") appointed Kyle Okamoto, age 42, to serve as President of the Company, effective April 1, 2026.

Mr. Okamoto most recently served as Chief Technology Officer of Aethir, a distributed GPU cloud infrastructure and AI compute platform company. Prior to Aethir, Mr. Okamoto held senior leadership positions at Ericsson and Verizon, where he gained extensive experience in high-performance computing, data center infrastructure, and AI systems. Mr. Okamoto holds a Master of Business Administration from New York University Stern School of Business and a Bachelor of Engineering from Stevens Institute of Technology.

There are no family relationships between Mr. Okamoto and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Okamoto and any other person pursuant to which Mr. Okamoto was appointed as President. Mr. Okamoto has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Okamoto's appointment as President of the Company, the Company and Mr. Okamoto entered into an employment agreement, dated April 1, 2026 (the "Employment Agreement"), which provides for, among other things, payment to Mr. Okamoto of an annual base salary equal to $360,000, and at the discretion of the Board's Compensation Committee (the "Committee"), the right to receive grants of stock options or other equity awards. Mr. Okamoto will also be eligible to participate in the Company's (i) bonus program with an annual cash bonus target of $500,000 or, at the discretion of the Committee, a higher amount based on his and the Company's performance, (ii) long-term incentive plan adopted and maintained by the Compensation Committee, and (iii) standard employee benefit plans generally available to executive employees of the Company.

In addition, as a material inducement to Mr. Okamoto's appointment as President, on April 1, 2026 (the "Grant Date") the Company granted Mr. Okamoto stock options (the "Options") to purchase 300,000 shares of the Company's common stock at an exercise price $1.62, pursuant to a Stock Option Inducement Award Agreement (the "Option Agreement") between Mr. Okamoto and the Company. The Options shall vest and become exercisable as follows: (i) one-third of the shares subject to the Option on the Grant Date (rounded down to the nearest whole share) shall vest on the one-year anniversary of the Grant Date and (ii) 1/36th of the shares subject to the Option on the Grant Date (in each case rounded down to the nearest whole share except for the final tranche) shall vest following the one-year anniversary of the Grant Date on a monthly basis on each monthly anniversary of the Grant Date, if, and only if, you are, and have been, continuously in Service from the Grant Date through and including the applicable vesting date.

The foregoing descriptions of the Employment Agreement and the Option Agreement are qualified in their entirety by the terms of the Employment Agreement and the form of Option Agreement, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference

Item 8.01. Other Events.

On April 1, 2026, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected income trajectory, business model performance, and market opportunity. These statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including competition, GPU supply availability, customer concentration, deployment timelines, performance obligations, macroeconomic conditions, and other risks described in the Company's filings with the U.S. Securities and Exchange Commission. Contract figures represent total signed contract value; executed agreements may be subject to conditions, deployment timelines, and performance obligations, and income recognition may differ from total contract value. Axe Compute undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this release.

Contract figures represent total signed contract value. Executed agreements may be subject to conditions, deployment timelines, and performance obligations. Revenue recognition may differ from total contract value and estimated income.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 1, 2026, by and between Axe Compute Inc. and Kyle Okamoto
10.1	Stock Option Inducement Award Agreement, dated as of April 1, 2026, by and between Axe Compute Inc. and Kyle Okamoto
99.1	Press Release dated April 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axe Compute Inc.

Date: April 1, 2026	By:	/s/ Josh Blacher
Josh Blacher
Chief Financial Officer